Exhibit 10.50

AXA EQUITABLE EXCESS RETIREMENT PLAN

AS AMENDED AND RESTATED

EFFECTIVE SEPTEMBER 1, 2008

Section 1. Purpose

The purpose of the AXA Equitable Excess Retirement Plan (the “Plan”) is to provide benefits to Participants in excess of the benefits provided to them under the AXA Equitable Retirement Plan.

Section 2. Definitions

Where the following words and phrases appear in this Plan they shall have the meaning as set forth below and where terms are capitalized in the Plan and are not defined in this Section, they shall have the meanings ascribed to them in the Retirement Plan:

“Adjusted Compensation” means Salary adjusted to:

(i)	exclude all deferred compensation payouts (Employee, Manager, and Agent) and

(ii)	include all deferred compensation (Employee, Manager and Agent) in the year the compensation was payable.

“Beneficiary” means a person(s) designated to receive benefits under the Retirement Plan as a result of a Member’s death.

“Committee” means the Administrative Committee comprised of at least three officers or officer-equivalents of the Company that is established by the Executive Vice President of Human Resources of the Company to administer the employee benefit plans of the Company.

“Company” means AXA Equitable Life Insurance Company.

“Disability” means disability as determined in accordance with Code Section 409A and the regulations thereunder.

“Excess Amount” means the benefit payable pursuant to Section 4 of this Plan.

“Field Participant” means an Agent or Manager who is a Participant.

“Grandfathered Employee” means any current or former Regular Employee who is entitled to a grandfather benefit under Section 5.2 of the Retirement Plan and who is a Participant.

“Grandfathered Field Participant” means any current or former Field Participant who is entitled to a grandfather benefit under Section 5.2 of the Retirement Plan.

“Non-Grandfathered Field Participant” means a current or former Field Participant who is not a Grandfathered Agent.

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“Non-Grandfathered Employee” means a current or former Regular Employee who is a Participant and who is not a Grandfathered Employee.

“Participant” means an individual who is eligible to participate in the Plan pursuant to Section 3.

“Plan Year” means a calendar year commencing January 1 and ending December 31.

“Post-2004 Benefit” means the accrued benefit of any Participant under the Plan that was earned or vested after December 31, 2004 and any earnings thereon as determined in accordance with Code Section 409A and the regulations thereunder.

“Pre-2005 Benefit” means the accrued benefit of any Participant under the Plan that was earned and vested prior to December 31, 2004 and any earnings thereon as determined in accordance with Code Section 409A and the regulations thereunder.

“Qualified Election” means a one-time irrevocable election made during the Transition Election Period by a Participant with respect to the form or timing of payment of his or her Post-2004 Benefit where such election is made in the manner prescribed by the Company and the Plan and in accordance with the requirements of Code Section 409A, the regulations thereunder and applicable transition relief.

“Retirement Plan” means, for the period prior to January 1, 1991, The Equitable Retirement Plan for Employees and Managers and The Equitable Retirement Plan for Agents, and for the period subsequent to December 31, 1990, the AXA Equitable Retirement Plan (formerly known as The Equitable Retirement Plan for Employees, Managers and Agents).

“Separation from Service” means a separation from service within the meaning of Code Section 409A and the regulations thereunder provided that a separation from service for an employee will be deemed to have occurred on a given date if the Company and the employee reasonably anticipate that the level of bona fide services the employee will perform after that date for the Company and all persons with whom the Company would be considered a single employer under Code Sections 414(b) and 414(c) will permanently decrease to less than 50% of the average level of bona fide services provided by the employee in the immediately preceding 12 months. In addition, an 80% test will be used in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses that are under common control for purposes of Code Section 414(c).

“Specified Employee” means an individual treated as a specified employee within the meaning of Code Section 409A and the regulations thereunder, as determined by the Committee.

“Transition Election Period” means September 1, 2008 through November 15, 2008 unless otherwise determined by the Company in its sole discretion, provided that in no event shall the last day of the period be later than December 31, 2008.

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Section 3. Participation

A Member or any Beneficiary who is entitled to benefits under the Retirement Plan and whose benefits under the Retirement Plan are limited by Section 415(b) of the Code and/or as a result of the limitation on compensation of Section 401(a)(17) of the Code, shall be a Participant in this Plan, except that a Member who is an employee of a Subsidiary which has not adopted and joined the Plan shall not be a Participant in this Plan.

Section 4. Benefits

The Excess Amount shall be equal to the excess, if any, of (a) over (b) where:

(a)	equals the amount that would be payable to the Participant under the Retirement Plan when computed using Adjusted Compensation without regard to the limitation on benefits under Section 415 of the Code and without regard to the limitation on compensation for benefit calculation purposes under Section 401(a)(17) of the Code, and

(b)	equals the amount payable to the Participant under the Retirement Plan.

Notwithstanding the foregoing, the benefit amount determined in clause (a) above for periods beginning after December 31, 1993 shall not include the annual automatic Cost of Living Adjustment (“COLA”) determined on the basis that the COLA under the Retirement Plan is calculated. Commencing January 1, 1994, the COLA will be determined on an automatic basis every three years based upon an application of the same formula for determining COLAs under the Retirement Plan, but in an amount computed by taking the average of the percentage increases derived under the formula for determining COLAs under the Retirement Plan for each year of the three-year period. Further, all Adjusted Compensation and Credited Service of a Member while in the employment of a Subsidiary which has not adopted and joined this Plan shall not be counted in determining the Member’s benefit calculated under subparagraph (a) of this Section 4.

Effective January 1, 2004, benefits under this Plan shall be determined without giving effect to the second and third sentence of Section 3.5 of the Retirement Plan. This is intended to allow the benefits which are denied under the Retirement Plan by the application under that plan of those two sentences to be provided under this Plan instead.

Section 5. Contributions

A Participant’s rights in and to the Excess Amount shall be the same as the Participant’s rights in and to his or her benefits under the Retirement Plan, except that any obligations of an Employer under the Plan shall not be funded, and Excess Amount payments shall be made from the general funds of the Employer. As a result, a Participant’s right to an Excess Amount payment shall be the rights of a general creditor of the Participant’s Employer.

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Section 6. Pre-2005 Benefit

The Pre-2005 Benefit of a Participant shall be paid at the same time and in the same form as the benefit provided to the Participant under the Retirement Plan, provided that where a Participant elects to receive all or a portion of his or her Cash Account Benefit under the Retirement Plan in the form of a CrossingsSM variable annuity, the portion of the Participant’s Pre-2005 Benefit resulting from the cash balance formula shall be paid to the Participant in a lump sum. Notwithstanding the foregoing, any Pre-2005 Benefit resulting from the cash balance formula applicable to Employees and Managers in effect as of January 1, 1989 may, in the sole discretion of the Committee, be paid in a lump sum or annuity.

Section 7. Post-2004 Benefit: Grandfathered Employees

(a) Time and Form of Payment of Post-2004 Benefit

Time

Except as provided in Sections 7(b), 11 and 14, the vested Post-2004 Benefit of a Grandfathered Employee who terminates Service prior to 2009 shall be paid at the same time as his or her Pre-2005 Benefit, provided that a Grandfathered Employee who is Separated from Service as of January 1, 2009 and who has not commenced payment of his or her vested Post-2004 Benefit as of that date shall have an Annuity Starting Date of July 1, 2009 for his or her vested Post-2004 Benefit.

Except as provided in Sections 7(b), 11 and 14, a Grandfathered Employee who Separates from Service on or after January 1, 2009 shall have an Annuity Starting Date of the first day of the calendar month following his or her Separation from Service for his or her vested Post-2004 Benefit.

Form

The vested Post-2004 Benefit of a Grandfathered Employee shall be paid in the form of any type of annuity that is offered under the Plan as specified by the Grandfathered Employee no later than the date that is thirty days prior to the Annuity Starting Date. If the Grandfathered Employee fails to specify the annuity type by that date, his or her vested Post-2004 Benefit shall be paid in the form of a single life annuity or, in the case of a Grandfathered Employee who has an Eligible Spouse, a 50% joint and survivor annuity.

(b) Qualified Election

Any Grandfathered Employee who has a Post-2004 Benefit as of June 30, 2008 and who has not commenced payments under the Plan as of September 1, 2008 may make a Qualified Election with respect to the time of payment of his or her vested Post-2004 Benefit. Except as provided in Sections 11 and 14, the vested Post-2004 Benefit of a Grandfathered Employee who makes a Qualified Election shall be paid upon the later of the Grandfathered Employee’s Separation from Service and the date specified by the Grandfathered Employee in his or her Qualified Election, provided that such specified date shall be the first day of a calendar month and shall not be later than the first day of the calendar month following the day on which the Grandfathered Employee attains age 71. In the case of a payment triggered by the Grandfathered Employee’s Separation from Service, the Annuity Starting Date shall be the first day of the calendar month following the date of Separation from Service.

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Section 8. Post-2004 Benefit: Non-Grandfathered Employees

(a) Time and Form of Payment of Post-2004 Benefit

Except as provided in Sections 8(b), 11 and 14, the vested Post-2004 Benefit of a Non-Grandfathered Employee who terminates Service prior to 2009 shall be paid at the same time and in the same form as his or her Pre-2005 Benefit, provided that a Non-Grandfathered Employee who is Separated from Service as of January 1, 2009 and who has not commenced payment of his or her vested Post-2004 Benefit as of that date shall be paid his or her vested Post-2004 Benefit on July 1, 2009 in cash in one lump sum.

Except as provided in Sections 8(b), 11 and 14, a Non-Grandfathered Employee who Separates from Service on or after January 1, 2009 shall be paid his or her vested Post-2004 Benefit on the first day of the calendar month following the date of Separation from Service in cash in one lump sum.

(b) Qualified Election

Any Non-Grandfathered Employee who has a Post-2004 Benefit as of June 30, 2008 and who has not commenced payments under the Plan as of September 1, 2008 may make a Qualified Election with respect to the time and form of payment of his or her vested Post-2004 Benefit.

Time

Except as provided in Sections 11 and 14, the vested Post-2004 Benefit of a Non-Grandfathered Employee who makes a Qualified Election shall be paid upon the later of the Non-Grandfathered Employee’s Separation from Service and the date specified by the Non-Grandfathered Employee in his or her Qualified Election, provided that such specified date shall be the first day of a calendar month and shall not be later than the first day of the calendar month following the date on which the Non-Grandfathered Employee attains age 71. In the case of a payment triggered by the Non-Grandfathered Employee’s Separation from Service, the Annuity Starting Date shall be the first day of the calendar month following the date of Separation from Service.

Form

Except as provided in Sections 11 and 14, the vested Post-2004 Benefit of a Non-Grandfathered Employee who makes a Qualified Election shall be paid in the form of any type of annuity that is offered under the Plan or in cash in one lump sum as specified by the Non-Grandfathered Employee in his or her Qualified Election. If the Non-Grandfathered Employee elects an annuity, he or she shall specify the type of annuity no later than the date that is thirty days prior to the Annuity Starting Date. If the Non-Grandfathered Employee fails to specify the annuity type by such date, his or her vested Post-2004 Benefit shall be paid in the form of single life annuity or, in the case of a Non-Grandfathered Employee who has an Eligible Spouse, a 50% joint and survivor annuity.

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Section 9. Post-2004 Benefit: Grandfathered Field Participants

(a) Time and Form of Payment of Post-2004 Benefit

Time

Except as provided in Sections 9(b), 11 and 14, the vested Post-2004 Benefit of a Grandfathered Field Participant who terminates Service prior to 2009 shall be paid at the same time as his or her Pre-2005 Benefit, provided that a Grandfathered Field Participant who is Separated from Service as of January 1, 2009 and who has not commenced payment of his or her vested Post-2004 Benefit as of that date shall have an Annuity Starting Date for his or her vested Post-2004 Benefit which is the later of: (i) July 1, 2009 and (ii) the first day of the calendar month following the Grandfathered Field Participant’s attainment of age 55.

Except as provided in Sections 9(b), 11 and 14, a Grandfathered Field Participant who Separates from Service on or after January 1, 2009 shall have an Annuity Starting Date for his or her vested Post-2004 Benefit which is the later of (i) the first day of the calendar month following the Grandfathered Field Participant’s attainment of age 65 and (ii) January 1, 2014.

Form

The vested Post-2004 Benefit of a Grandfathered Field Participant shall be paid in the form of any type of annuity that is offered under the Plan as specified by the Grandfathered Field Participant no later than the date that is thirty (30) days prior to the Annuity Starting Date. If the Grandfathered Field Participant fails to specify the annuity type by that date, the vested Post-2004 Benefit of the Grandfathered Field Participant shall be paid in the form of a single life annuity or, in the case of a Grandfathered Field Participant who has an Eligible Spouse, a 50% joint and survivor annuity.

(b) Qualified Election

Any Grandfathered Field Participant who has a Post-2004 Benefit as of June 30, 2008 and who has not commenced payments under the Plan as of September 1, 2008 may make a Qualified Election with respect to the Annuity Starting Date for his or her vested Post-2004 Benefit. Except as provided in Sections 11 and 14, the Annuity Starting Date for the vested Post-2004 Benefit of a Grandfathered Agent who makes a Qualified Election shall be the date specified by the Grandfathered Agent in his or her Qualified Election, provided that such specified date shall be the first day of a calendar month that is (i) on or after July 1, 2009, (ii) after the date on which the Grandfathered Agent attains age 55 and (iii) on or before the later of (A) the first day of the calendar month following the Grandfathered Field Participant’s attainment of age 65 and (B) January 1, 2014.

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Section 10. Post-2004 Benefit: Non-Grandfathered Field Participants

(a) Time and Form of Payment of Post-2004 Benefit

Except as provided in Sections 10(b), 11 and 14, the vested Post-2004 Benefit of a Non-Grandfathered Field Participant who terminates Service prior to 2009 shall be paid at the same time and in the same form as his or her Pre-2005 Benefit, provided that the vested Post-2004 Benefit of any Non-Grandfathered Field Participant who has not commenced payment of his or her vested Post-2004 Benefit as of January 1, 2009 shall be paid in cash in one lump sum on July 1, 2009.

(b) Qualified Election

A Non-Grandfathered Field Participant who has a Post-2004 Benefit as of June 30, 2008 and who has not commenced payments under the Plan as of September 1, 2008 may make a Qualified Election with respect to the time and form of payment of his or her vested Post-2004 Benefit.

Time

Except as provided in Sections 11 and 14, the Annuity Starting Date for the vested Post-2004 Benefit of a Non-Grandfathered Field Participant who makes a Qualified Election shall be the date specified by the Non-Grandfathered Field Participant in his or her Qualified Election, provided that such specified date shall be the first day of a calendar month on or after July 1, 2009 and may not be later than the first day of the calendar month following the date on which the Non-Grandfathered Field Participant attains age 71.

Form

Except as provided in Sections 11 and 14, the vested Post-2004 Benefit of a Non-Grandfathered Field Participant who makes a Qualified Election shall be paid in the form of any type of annuity that is offered under the Plan or in cash in one lump sum as specified by the Non-Grandfathered Agent in his or her Qualified Election. If the Non-Grandfathered Agent elects an annuity, he or she shall specify the type of annuity no later than thirty days prior to the Annuity Starting Date. If the Non-Grandfathered Agent fails to specify the annuity type by such date, the vested Post-2004 Benefit of the Non-Grandfathered Agent shall be paid in the form of a single life annuity or, in the case of a Non-Grandfathered Agent who has an Eligible Spouse, a 50% joint and survivor annuity.

Section 11. Post-2004 Benefit: Death

The vested Post-2004 Benefit of a Participant who dies prior to 2009 shall be paid at the same time and in the same form as his or her Pre-2005 Benefit, provided that the vested Post-2004 Benefit of a deceased Participant that has not commenced to be paid as of January 1, 2009 shall be paid in cash in one lump sum in January 2009. Effective January 1, 2009, upon the death of a Participant prior to the Annuity Starting Date for his or her vested Post-2004 Benefit, the vested Post-2004 Benefit of the Participant shall be paid to the Beneficiary in cash in one lump sum on the first day of the calendar month following death notwithstanding any provision of the Plan or any Qualified Election of the Participant to the contrary.

Section 12. Cessation of Non-Grandfathered Agent Accruals

Notwithstanding any provision of the Plan to the contrary, a Non-Grandfathered Agent shall not accrue benefits under the Plan after December 31, 2008.

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Section 13. Cessation of Grandfathered Agent Accruals

Notwithstanding any provision of the Plan to the contrary, a Grandfathered Agent shall not accrue benefits under the Plan after his or her Annuity Starting Date for his or her vested Post-2004 Benefit.

Section 14. Specified Employees

Notwithstanding any provision of the Plan to the contrary other than Section 11, effective January 1, 2009, the Annuity Starting Date for the payment of a Specified Employee’s vested Post-2004 Benefit that is triggered by the Specified Employee’s Separation from Service shall be no earlier than the first business day of the seventh month following Separation from Service.

Section 15. Disability

Notwithstanding any provision of the Plan to the contrary, a Participant who is absent from work due to a Disability leave of absence that commences on or after January 1, 2009 shall not be entitled to accrue benefits under the Plan as of the last day of the 29-month period commencing on his or her first date of Disability.

Section 16. Offsets

An Employer may offset any amounts to which a Participant is entitled under the Plan by the amount of any indebtedness and related interest owed by such Participant to the Employer or any one of its affiliates to the extent permitted by applicable law or, if lower, to the extent permitted without creating adverse tax consequences to the Participant under Code Section 409A.

Section 17. Internal Revenue Code Section 409A

It is intended that this Plan shall comply with the provisions of Code Section 409A and the regulations thereunder so as not to subject Participants to the payment of additional taxes and interest under Code Section 409A. Any provision of this Plan that is inconsistent with this intent shall be void to the minimum extent necessary to permit this intent to be fulfilled. All interpretations of this Plan shall be consistent with this intent. Any action by the Committee that is inconsistent with this intent shall be void and without effect to the minimum extent possible (if any) that will allow this intent to be fulfilled. If the failure to take an action under the Plan would cause the Plan to violate Code Section 409A, then to the extent it is possible thereby to avoid a violation of Code Section 409A, it is intended that the rights and effects under the Plan be altered to avoid such outcome. In all cases, the provisions of this Section shall apply to the maximum extent permissible under Code Section 409A and notwithstanding any provision of the Plan to the contrary.

Section 18. Calculation of Benefits Paid Prior to Retirement Plan Distribution

In the event that the distribution of a Participant’s vested Post-2004 Benefit under this Plan shall commence prior to the distribution of the Participant’s vested benefit under the Retirement Plan, the amount of the total benefit to be provided under this Plan shall be calculated as a single life annuity as if the Participant’s benefit under the Retirement Plan is also being distributed as a single life annuity at the same time.

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Section 19. Job Elimination

Effective January 1, 2009, in the event that a Participant would otherwise be entitled to any additional accruals under this Plan after his or her Annuity Starting Date due to a job elimination, such accruals shall be calculated and credited to the Participant’s Plan account as of the day prior to the Annuity Starting Date, provided that no credit will be provided with respect to Interest Credits that would otherwise accrue after the Annuity Starting Date. In the event that the accruals would otherwise be credited in a calendar year following the calendar year of Separation from Service, the Company shall make reasonable assumptions regarding any changes to applicable Internal Revenue Code compensation limits for that year.

Section 20. Administration

The Plan shall be administered by the Committee, which shall have the same powers, duties, rights and immunities as in administering the Retirement Plan, but neither the Committee nor the Company shall be a fiduciary or party-in-interest under state or federal laws. The decision of the Committee in all matters involving the Plan shall be final, conclusive and binding on all parties in interest.

Section 21. Amendment or Discontinuance of the Plan

The Company expects to continue the Plan indefinitely, however, notwithstanding any provisions of the Plan to the contrary, the Company reserves the right in its sole discretion to amend or terminate the Plan at any time for any reason.

Section 22. Claims Procedures

(a) Discretionary Authority

The Committee or its designee shall have the exclusive discretionary authority: (i) to construe and to interpret the Plan, (ii) to decide all questions of eligibility for benefits and (iii) to determine the amount of such benefits, and its decisions on such matters are final and conclusive. As a result, benefits under the Plan will be paid only if the Committee or its designee decides in its discretion that the claimant is entitled to them. This discretionary authority is intended to be absolute, and in any case where the extent of this discretion is in question, the Committee or its designee is to be accorded the maximum discretion possible. Any exercise of this discretionary authority shall be reviewed by a court under the arbitrary and capricious standard (i.e., the abuse of discretion standard).

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(b) Procedures

If, pursuant to the discretionary authority provided for above, a claim of any right to a benefit that is filed by or on behalf of a claimant is wholly or partially denied, the Committee or its designee will provide such claimant the claims review process described in this subsection (b). The Committee or its designee has the discretionary right to modify this claims process in any manner so long as the claims review process, as modified, includes the steps described below. Within a 90-day response period following the receipt of the claim by the Committee or its designee, the Committee or its designee will provide a comprehensible written notice setting forth:

(i)	The specific reason or reasons for the denial;

(ii)	Specific reference to pertinent Plan provisions on which the denial is based;

(iii)	A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	A description of the claims review process (including the time limits applicable to such process and a statement of the claimant’s right to bring a civil action under ERISA following a further denial on review).

If the Committee or its designee determines that special circumstances require an extension of time for processing the claim, it may extend the response period from 90 to 180 days. If this occurs, written notice of the extension will be furnished to the claimant before the end of the initial 90-day period, indicating the special circumstances requiring the extension and the date by which the final decision is expected to be made. Further review of a claim is available upon written request by the claimant to the Committee or its designee within 60 days after receipt by the claimant of written notice of the denial of the claim. Upon review, the Committee or its designee shall provide the claimant a full and fair review of the claim, including the opportunity to submit written comments, documents, records and other information relevant to the claim and the review shall take into account such comments, documents, records and information regardless of whether it was submitted or considered at the initial determination. The decision on review shall be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days. If this occurs, written notice of the extension will be furnished to the claimant before the end of the initial 60-day period, indicating the special circumstances requiring the extension and the date by which the Committee or its designee expects to make the final decision. The final decision shall be in writing and drafted in a manner calculated to be understood by the claimant, and shall include the specific reasons for the decision with references to the specific Plan provisions on which the decision is based.

(c) Review in Court

Any claim referenced in this Section that is reviewed by a court, arbitrator, or any other tribunal shall be reviewed solely on the basis of the record before the Committee or its designee. In addition, any such review shall be conditioned on the claimants having fully exhausted all rights under this Section.

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